 EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

 On November 21, 2014, Alico, Inc. (the “Company”), a Florida corporation, completed the sale of approximately 36,000 acres of land (the “Property”) in Hendry County, Florida to Global Ag Properties USA, LLC (“Buyer”) for $97,913,921 in cash (the “Disposition”). The Property was used for sugarcane production and land leasing.

On May 19, 2014, the Company entered into a triple net Agricultural Lease (the “USSC Lease”) to lease approximately 30,600 acres of the Property to United States Sugar Corporation (“USSC”). At the time it entered into the USSC Lease, the Company received a one-time reimbursement for costs incurred to plant sugarcane, sugarcane growing costs and for the sale of certain rolling stock used in the sugarcane operation of approximately $11,000,000, which was $2,300,000 less than the net book value. The USSC Lease was assigned to the Buyer in conjunction with the Disposition. The annual base rent payable by USSC under the lease is $3,548,485 and is due and payable on or before the first day of each lease year. USSC is obligated to pay additional rent per acre annually if the year-end average net selling price of sugar is greater than or equal to $28 per hundred weight. This effectively increases the rent in the event sugar prices rise during the term of the lease. Certain other recreational and grazing leases were also assigned to the Buyer.

The Company has recorded the sale on its financial statements, however the gain of $42,943,879 has been deferred due to the Company’s continuing involvement in the Property pursuant to a Post-Closing Agreement and the potential adjustments. The Company has not had the opportunity to fully evaluate its maximum possible exposure in order to determine if any partial gain recognition would be appropriate at this time. The Company will continue its analysis and will provide an update, if any, when booking the transaction for the quarterly period ended December 31, 2014.

The accompanying unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and the accompanying notes included in the 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on December 9, 2013, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 11, 2014.

The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013 and the nine months ended June 30, 2014, have been prepared giving effect to the Disposition as if the transaction had occurred on October 1, 2012. The unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if the transaction had occurred effective June 30, 2014.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the transaction. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future financial performance and results of operations of the consolidated Company.

ALICO, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014 (UNAUDITED)

(dollars in thousands, except share and per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$24,192	$(3,086)	(a)	$21,106
Restricted cash	–	97,126	(b)	97,126
Investments	262	–		262
Accounts receivable, net	16,465	–		16,465
Due from sugar processor	11,012	–		11,012
Inventories	16,693	–		16,693
Assets held for sale	3,538	–		3,538
Other current assets	700	–		700
Total current assets	72,862	94,040		166,902

Investment in Magnolia Fund	2,043			2,043
Investments, deposits and other non-current assets	2,066			2,066
Cash surrender value of life insurance	905			905
Property, buildings and equipment, net	123,122	(53,939)	(b)	69,183
Total assets	$200,998	$40,101		$241,100

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,385	–		$1,385
Long-term debt, current portion	2,000	–		2,000
Accrued expenses	3,081	243		3,324
Income taxes payable	3,546	–		3,546
Dividend payable	441	–		441
Accrued ad valorem taxes	1,207	–		1,207
Other current liabilities	4,138	(3,086)	(a)	1,052
Total current liabilities	15,798	(2,843)		12,956

Long-term debt, net of current portion	32,500	–		32,500
Deferred income taxes, net of current portion	6,520	–		6,520
Deferred gain on land sale	–	42,944	(b)	42,944
Deferred retirement benefits, net of current portion	4,071	–		4,071
Total liabilities	58,889	40,101		98,990

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value. Authorized 1,000,000 shares; issued and outstanding, none	–	–
Common stock, $1 par value; 15,000,000 shares authorized; 7,377,106 shares issued and 7,355,890 shares outstanding	7,377	–		7,377
Additional paid in capital	3,763	–		3,763
Treasury stock at cost, 21,216 shares held	(875)	–		(875)
Retained earnings	131,844	–		131,844
Total stockholders’ equity	142,109	–		142,109
Total liabilities and stockholders’ equity	$200,998	$40,101		$241,100

See accompanying notes to condensed consolidated financial statements (unaudited).

ALICO, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

NINE MONTHS ENDED JUNE 30, 2014 (UNAUDITED)

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
Operating revenues:
Citrus Groves	$47,023			$47,023
Agricultural Supply Chain Management	12,324			12,324
Improved Farmland	19,442	(19,217)	(c)	225
Ranch and Conservation	1,956			1,956
Other Operations	394			394
Total operating revenue	81,139	(19,217)		61,922

Operating expenses:
Citrus Groves	29,963			29,963
Agricultural Supply Chain Management	12,085			12,085
Improved Farmland	20,986	(19,254)	(d)	1,733
Ranch and Conservation	870			870
Other Operations	280			280
Total operating expenses	64,184	(19,254)		44,931

Gross profit	16,955	37		16,991
Corporate general and administrative	8,410			8,410

Income from operations	8,545	37		8,581

Other (expense) income:
Interest and investment income, net	115			115
Interest expense	(766)			(766)
Other loss, net	(173)			(173)
Total other expense, net	(824)	–		(824)

Income before income taxes	7,721	37		7,757
Income tax expense	3,236	14	(e)	3,250

Net income attributable to common shareholders	4,485	23		4,507

Comprehensive income, net of tax effect	–	–		–

Comprehensive income attributable to common shareholders	$4,485	$23		$4,507

Weighted-average number of shares outstanding:
Basic	7,327	7,327		7,327
Diluted	7,351	7,351		7,351
Earnings per common share:
Basic	$0.61	$–		$0.62
Diluted	$0.61	$–		$0.61

Cash dividends declared per common share	$0.18	$0.18		$0.18

See accompanying notes to condensed consolidated financial statements (unaudited).

ALICO, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED SEPTEMBER 30, 2013

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments		Pro Forma
Operating revenues:
Citrus Groves	$43,689			$43,689
Agricultural Supply Chain Management	28,412			28,412
Improved Farmland	21,917	(21,313)	(c)	604
Ranch and Conservation	6,755			6,755
Other Operations	888			888
Total operating revenue	101,661	(21,313)		80,348

Operating expenses:
Citrus Groves	31,533			31,533
Agricultural Supply Chain Management	27,949			27,949
Improved Farmland	16,202	(16,077)	(d)	125
Ranch and Conservation	3,798			3,798
Other Operations	505			505
Total operating expenses	79,987	(16,077)		63,910

Gross profit (loss)	21,674	(5,235)		16,439
Corporate general and administrative	9,739			9,739

Income from operations	11,935	(5,235)		6,700

Other (expense) income:
Interest and investment income, net	704			704
Interest expense	(1,257)			(1,257)
Gain on sale of real estate	20,299			20,299
Other loss, net	(6)			(6)
Total other expense, net	19,740	–		19,740

Income before income taxes	31,675	(5,235)		26,440
Income tax expense	12,029	(2,020)	(e)	10,009

Net income attributable to common shareholders	19,646	(3,216)		16,430

Comprehensive income, net of tax effect	–			–

Comprehensive income attributable to common shareholders	$19,646	$(3,216)		$16,430

Weighted-average number of shares outstanding:
Basic	7,313	7,313		7,313
Diluted	7,357	7,357		7,357
Earnings per common share:
Basic	$2.69	$(0.44)		$2.25
Diluted	$2.67	$(0.44)		$2.23

Cash dividends declared per common share	$0.36	$0.36		$0.36

See accompanying notes to condensed consolidated financial statements (unaudited).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A – Disposition of Sugarcane Land in Hendry County, Florida

On November 21, 2014, Alico, Inc. (the “Company”), a Florida corporation, completed the sale of approximately 36,000 acres of land (the “Property”) in Hendry County, Florida to Global Ag Properties USA, LLC (“Buyer”) for $97,913,921 in cash (the “Disposition”). The Property was used for sugarcane production and land leasing.

Proceeds from the sale have been deposited with a Qualified Intermediary (“QI”) in anticipation of a potential tax deferred like kind exchange pursuant to Internal Revenue Code Section 1031 and are classified as Restricted Cash on the Pro Forma Balance Sheet.

On May 19, 2014, the Company entered into a triple net Agricultural Lease (the “USSC Lease”) to lease approximately 30,600 acres of the Property to United States Sugar Corporation (“USSC”). At the time it entered into the USSC Lease, the Company received a one-time reimbursement for costs incurred to plant sugarcane, sugarcane growing costs and for the sale of certain rolling stock used in the sugarcane operation of approximately $11,000,000, which was $2,300,000 less than the net book value. The USSC Lease was assigned to the Buyer in conjunction with the Disposition. The annual base rent payable by USSC under the lease is $3,548,485 and is due and payable on or before the first day of each lease year. USSC is obligated to pay additional rent per acre annually if the year-end average net selling price of sugar is greater than or equal to $28 per hundred weight. This effectively increases the rent in the event sugar prices rise during the term of the lease. Certain other recreational and grazing leases were also assigned to the Buyer.

The sales price is subject to post-closing adjustments over a ten year period. In the first two years of the lease, the Buyer is entitled to a return equal to the purchase price multiplied by 5%. If rental payments received under current leases on the Property exceed these amounts, the Company will receive a payment from Buyer for the excess. Conversely, if rental payments received under current leases on the Property are less than these amounts, the Company will pay Buyer for the shortfall.

During years three through ten, the Buyer will receive annual payments equal to the greater of (i) the purchase price multiplied by 5% or (ii) the most recent fair market value of the property multiplied by 5%, subject to a ceiling on the annual increase of 6% annualized over years one through ten. If rental payments received under current leases on the property exceed these amounts, the Company will receive a payment from Buyer for the excess. Conversely, if rental payments received under current leases on the property are less than these amounts, the Company will pay Buyer for the shortfall.

The Company has recorded the sale on its financial statements, however the gain of $42,943,879 has been deferred due to the Company’s continuing involvement in the Property pursuant to a Post-Closing Agreement and the potential adjustments described above. The Company has not had the opportunity to fully evaluate its maximum possible exposure in order to determine if any partial gain recognition would be appropriate at this time. The Company will continue its analysis and will provide an update, if any, when booking the transaction for the quarterly period ended December 31, 2014.

 Note B - Pro Forma Adjustments (dollars in thousands)

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a) – Unearned Rent

Reflects an adjustment to pay Buyer the unearned portion of prepaid rent received from USSC as though the assignment of the USSC lease was effective June 30, 2014.

(b) – Deferred Gain on Land Sale

The following balance sheet adjustments were made to record the deferred gain on land sale as of June 30, 2014.

Sales price	$97,914
Closing costs	(788)
Restricted cash	97,126
Basis of Property	(53,939)
Accrued legal and accounting	(243)

Deferred gain on land sale	$42,944

The Company has not had the opportunity to fully evaluate the maximum possible exposure to loss to determine if any partial gain recognition would be appropriate.

 (c) – Farmland Revenue

Adjustments reflect elimination of sugarcane farming revenues, assignment of USSC and other leases and estimated positive post-closing adjustments on the Property Sale. The following table summarizes these adjustments for the nine months ended June 30, 2014 and the year ended September 30, 2013, respectively.

	Nine Months Ended	Year Ended
	June 30, 2014	September 30, 2013

Elimination of sugarcane revenue	$(18,245)	$(20,925)
Assignment of leases	(972)	(479)
Post-closing adjustments	–	91

Total	$(19,217)	$(21,313)

Actual sugarcane market prices of $29.47 and $36.86 per hundred weight were used to estimate the post-closing adjustments for the nine months and year ended June 30, 2014 and September 30, 2013, respectively.

(d) – Farmland Operating Expenses

Adjustments reflect elimination of sugarcane costs of sale, sugarcane harvest and hauling expenses, assignment of USSC and other leases, loss on disposition of certain assets in connection with the USSC Lease and estimated negative post-closing adjustments on the Property sale. The following table summarizes these adjustments for the nine months ended June 30, 2014 and the year ended September 30, 2013, respectively.

	Nine Months Ended	Year Ended
	June 30, 2014	September 30, 2013

Elimination of sugarcane costs of sale	$(13,881)	$(11,580)
Elimination of sugarcane harvest and hauling expenses	(3,759)	(4,298)
Assignment of leases	(373)	(199)
Loss on disposition of sugarcane assets	(2,300)	–
Post-closing adjustments	1,059	–

Total	$(19,254)	$(16,077)

Actual sugarcane market prices of $29.47 and $36.86 per hundred weight were used to estimate the post-closing adjustments for the nine months and year ended June 30, 2014 and September 30, 2013, respectively.

(e) – Income Taxes

It has been assumed that the Company will reinvest the proceeds from the sale in a tax deferred like kind exchange transaction pursuant to Internal Revenue Code Section 1031, so income taxes related to the gain have not been reported in the Pro Forma Financial Statements.

The estimated income tax effect of the Farmland Revenue and Farmland Operating Expenses has been computed and included in the Pro Forma Condensed Consolidated Statements of Comprehensive Income utilizing the Company’s effective tax rate.